UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2006

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12291	54-1163725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4300 Wilson Boulevard, Suite 1100, Arlington, Virginia		22203
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (703) 522-1315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                           Other Events

The Company had previously announced that as of March 31, 2006 it was in default under its senior bank credit facility due to the restatement of its 2003 financial statements. As a result, $200 million of the debt under the Company’s senior bank credit facility had been classified as current on the balance sheet as of December 31, 2005. In addition, the Company needed to obtain a waiver of this default and an amendment of the representation relating to the 2003 financial statements before the Company could borrow additional funds under the revolving credit facility.

On April 5, 2006, The AES Corporation (the “Company”) obtained the necessary votes from a majority of its bank lenders under the senior bank facility to waive the event of default described above and the waiver and amendment has been executed. Please see a copy of the waiver and amendment attached as Exhibit 99.1. As a result of this waiver and amendment, the Company now has full access to the credit available under its senior bank facility.

Item 9.01                           Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Amendment No. 7 and Waiver No. 3 To Third Amended And Restated Credit And Reimbursement Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
(Registrant)

	By:	/s/ Vincent W. Mathis
		Name:	Vincent W. Mathis
		Title:	Deputy General Counsel

Date: April 5, 2006